UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2007

INTEGRATED MANAGEMENT INFORMATION, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-133634	43-1802805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

221 Wilcox, Suite A, Castle Rock, Colorado 80104
(Address of principal executive offices)(Zip Code)

303-895-3002
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers Compensatory Arrangement of Certain Officers

At the annual meeting of shareholders held in Castle Rock, Colorado on July 18, 2007 Mr. John Saunders, Dr. Gary Smith, Mr. Adam Larson, Mr. Robert VanSchoick II, and Peter C. Lapaseotes were elected as Directors to serve until the next annual meeting of shareholders and their successors are qualified. In addition, the company ratified the appointment of Randall Gruber & Company, CPA PA as the independent auditor of the books and accounts of the company for the year ending December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC.

Date: July 19, 2007	By:	/s/ John Saunders

President